Exhibit 99.1

Assembly Biosciences Reports Second Quarter 2026 Financial Results and Recent Updates

– Expanded ABI-6250 clinical development into cholestatic liver diseases, including primary biliary cholangitis (PBC) and primary sclerosing cholangitis (PSC) –

– Completed $115 million gross financing to support advancement of pipeline programs through key development milestones –

– GS-1179 (formerly ABI-1179) selected to advance in HSV HPI program, with Phase 2 initiation expected by year-end 2026 –

– Cash runway projected into 2029, including first $75 million Gilead collaboration extension payment due in Q4 2026 –

SOUTH SAN FRANCISCO, Calif. – August 13, 2026 – Assembly Biosciences, Inc. (Nasdaq: ASMB), a biotechnology company developing innovative therapeutics targeting serious viral and liver diseases, today reported financial results for the second quarter ended June 30, 2026, and recent business updates.

“During the second quarter, we advanced several important strategic priorities, including expanding ABI-6250 into cholestatic liver diseases and strengthening our balance sheet through a successful financing to support the continued advancement of our pipeline," said Jason Okazaki, chief executive officer and president of Assembly Bio. "We were also pleased to receive Gilead’s clinical development plan for the HSV helicase primase inhibitor program, which includes plans for GS-1179 to advance into a Phase 2 clinical trial by the end of 2026. The plan also contemplates evaluation of GS-1179 across broader prevention settings, including in connection with HIV PrEP, further reinforcing the potential opportunity for this program. We expect to make our determination on whether to opt-in to the U.S. cost and profit share soon after we receive the commercial cost estimates from Gilead, which will complete the opt-in package.”

Second Quarter 2026 and Recent Updates

•
Announced expansion of ABI-6250 into cholestatic liver diseases, including PBC and PSC, with a Phase 2 study anticipated to initiate in the first quarter of 2027
•
Completed $115 million gross financing expected to extend funding beyond planned ABI-6250 Phase 2 studies in hepatitis delta virus (HDV) and cholestatic liver diseases
•
Presented topline Phase 1a data for ABI-6250 at the European Association for the Study of the Liver (EASL) Congress 2026 and participated in several scientific and investor conferences during the quarter
•
Received the clinical development plan from Gilead Sciences, Inc. (Gilead) for the herpes simplex virus (HSV) helicase-primase inhibitor (HPI) program. The plan indicates GS-1179 (formerly ABI-1179) has been selected to advance, with a Phase 2 clinical trial in participants with recurrent genital herpes expected to initiate by the end of 2026. The program is also being considered for possible evaluation as part of a combination strategy with HIV pre-exposure prophylaxis (PrEP). Assembly Bio’s decision to opt in to the 40% U.S. cost-profit share will be made after receipt and review of Gilead’s commercial cost estimates, which will complete the opt-in package.

Anticipated Milestones and Events

•
Following receipt of Gilead’s commercial cost estimates for the complete opt-in package for the HSV HPI program, determine by year-end 2026 whether to exercise Assembly Bio’s option to participate in a 40% U.S. cost-profit share in lieu of receiving U.S. milestones and royalties
•
Initiate a Phase 2 clinical study evaluating ABI-6250 in participants with chronic HDV by year-end 2026
•
Initiate a Phase 2 clinical study evaluating ABI-6250 in participants with cholestatic liver diseases, including PBC and PSC, in the first quarter of 2027

Upcoming Conferences

•
American Chemical Society (ACS) Fall 2026: August 23-27, 2026 – Chicago, Illinois
•
International HBV Meeting: September 6-10, 2026 – Singapore
•
ID Week: October 21-24, 2026 – Washington, D.C.
•
American Association for the Study of Liver Diseases (AASLD): November 5-9, 2026 – Denver, Colorado

GS-1179 and ABI-6250 are investigational product candidates that have not been approved anywhere globally, and their safety and efficacy have not been established. GS-1179 is exclusively licensed to Gilead under the collaboration between Assembly Bio and Gilead, and Gilead has the sole right and responsibility for further clinical development and commercialization of the HSV HPI program.

Second Quarter 2026 Financial Results

•
Cash, cash equivalents and marketable securities were $320.4 million as of June 30, 2026, compared to $226.6 million as of March 31, 2026. The company’s cash position, including the first $75 million extension fee due from Gilead in the fourth quarter of 2026 following the third anniversary of the collaboration agreement, is projected to fund operations into 2029.
•
Revenue from collaborative research with Gilead was $13.4 million for the three months ended June 30, 2026, compared to $9.6 million for the same period in 2025. The increase reflects the timing of activities performed and progress toward completion of services under the Gilead Collaboration Agreement, and includes a $5.1 million cumulative catch-up adjustment related to updated estimates of future activities under the collaboration.
•
Research and development expenses were $14.9 million for the three months ended June 30, 2026, compared to $16.1 million for the same period in 2025. The decrease was primarily driven by lower external program expenses due to the completion of clinical trials, partially offset by increased research and discovery activities and higher employee-related expenses.
•
General and administrative expenses were $4.8 million for the three months ended June 30, 2026, compared to $4.6 million for the same period in 2025, primarily driven by increased stock-based compensation related to performance-based awards.
•
Net loss attributable to common stockholders was $3.9 million, or $0.20 per basic and diluted share, for the three months ended June 30, 2026, compared to $10.2 million, or $1.33 per basic and diluted share, for the same period in 2025. The lower net loss was driven by increased revenue, lower research and development expenses and higher interest income from a larger cash balance following Assembly Bio’s recent financings. Lower net loss per share also reflects a higher weighted-average share count in 2026.

About Assembly Biosciences

Assembly Biosciences is a biotechnology company dedicated to the development of innovative small-molecule therapeutics aimed at advancing the treatment paradigm of serious viral and liver diseases and improving the lives of patients worldwide. Led by an accomplished leadership team in antiviral and liver disease drug development, Assembly Bio is committed to improving outcomes for people living with the chronic impacts of herpesvirus, hepatitis delta virus (HDV) infections, cholestatic liver diseases and hepatitis B virus (HBV). For more information, visit assemblybio.com.

Forward-Looking Statements

The information in this press release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to materially differ. These risks and uncertainties include: Assembly Bio’s ability to realize the potential benefits of its collaboration with Gilead, including all financial aspects of the collaboration and equity investments; Assembly Bio’s ability to initiate and complete clinical studies involving its therapeutic product candidates, including studies contemplated by Assembly Bio’s collaboration with Gilead, including studies conducted by Gilead, in the currently anticipated timeframes or at all; safety and efficacy data from clinical or nonclinical studies may not warrant further development of product candidates; clinical and nonclinical data may not differentiate product candidates from other companies’ candidates; Assembly Bio’s ability to maintain financial resources and secure additional funding necessary to continue its research activities, clinical studies, and other business operations; potential effects of changes in government regulation; results of nonclinical studies may not be representative of disease behavior in a clinical setting and may not be predictive of the outcomes of clinical studies; and other risks identified from time to time in Assembly Bio’s reports filed with the U.S. Securities and Exchange Commission (the SEC). You are urged to consider statements that include the words may, will, would, could, should, might, believes, hopes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal or the negative of those words or other comparable words to be uncertain and forward-looking. Assembly Bio intends such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. More information about Assembly Bio’s risks and uncertainties are more fully detailed under the heading “Risk Factors” in Assembly Bio’s filings with the SEC, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except as required by law, Assembly Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors:

Patrick Till

Meru Advisors

(484) 788-8560

investor_relations@assemblybio.com

Media:

Jamie Strachota

Sam Brown LLC

(703) 819-7647

ASMBMedia@sambrown.com

ASSEMBLY BIOSCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except for share amounts and par value)

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$32,286	$58,450
Marketable securities	288,075	189,656
Accounts receivable from collaboration with a related party	822	974
Prepaid expenses and other current assets	6,795	5,469
Total current assets	327,978	254,549

Property and equipment, net	315	221
Operating lease right-of-use assets	2,227	2,508
Other assets	312	312
Total assets	$330,832	$257,590

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,180	$1,171
Accrued research and development expenses	2,007	2,387
Other accrued expenses	3,342	7,749
Deferred revenue from a related party	16,304	36,904
Operating lease liabilities - short-term	612	569
Total current liabilities	23,445	48,780

Operating lease liabilities - long-term	1,738	2,059
Total liabilities	25,183	50,839

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 19,850,342 and 15,855,329 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	20	16
Additional paid-in capital	1,151,235	1,038,823
Accumulated other comprehensive loss	(623)	(41)
Accumulated deficit	(844,983)	(832,047)
Total stockholders' equity	305,649	206,751
Total liabilities and stockholders' equity	$330,832	$257,590

ASSEMBLY BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands except for share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Collaboration revenue from a related party	$13,374	$9,626	$21,587	$19,045

Operating expenses
Research and development	14,917	16,125	29,817	30,976
General and administrative	4,801	4,594	9,484	9,103
Total operating expenses	19,718	20,719	39,301	40,079
Loss from operations	(6,344)	(11,093)	(17,714)	(21,034)

Other income
Interest and other income, net	2,487	895	4,778	2,018
Total other income	2,487	895	4,778	2,018
Net loss	$(3,857)	$(10,198)	$(12,936)	$(19,016)

Other comprehensive loss
Unrealized loss on marketable securities	255	26	582	68
Comprehensive loss	$(4,112)	$(10,224)	$(13,518)	$(19,084)

Net loss per share, basic and diluted	$(0.20)	$(1.33)	$(0.72)	$(2.51)
Weighted average common shares outstanding, basic and diluted	18,853,646	7,655,854	17,882,335	7,581,501